Exhibit 99.1

continued
banks by restricting growth and by imposing additional data reporting requirements, which would increase overhead expenses for us. We are closely monitoring Basel III so that we may determine what affect it may have on our company, if any.

On a positive note, our region enjoyed glorious summer weather and spectacular fall colors, and the regional travel and tourism industry had reasonably good financial results. We are now looking forward to a winter that brings us much snow accompanied by the tourism dollars on which our communities depend.

Enclosed is your dividend check or advice of deposit representing a dividend of $0.25 per share issued to shareholders of record October 27, 2012 and payable November 8, 2012.

Sincerely,
			ABOUT UNION BANKSHARES		November 8, 2012

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and northwestern New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank's and its holding company's headquarters are located. Union Bank has recently grown through acquisition and operates 17 banking offices, a loan center and 34 ATMs.
Union Bank is committed to the communities it serves, and encourages employee participation in community events and charitable services. The asset base of over $583 million provides the financial strength to successfully serve its constituents.
Union Bank has scored an “Outstanding” rating on all Community Reinvestment Act examinations since 1995 and has been an SBA “Preferred Lender” since 1987.

DEAR SHAREHOLDER,
We are pleased to report the financial results for the third quarter of 2012. Total Assets at quarter end were $583 million, a 6.8% increase compared to the same period in 2011. Loans grew to $465 million, an 8.3% increase year over year. Total deposits were $505 million, a 7.1% increase compared to the third quarter of 2011. Overall we are pleased to be experiencing this level of asset and deposit growth.

Net income for the quarter was $1.98 million, a 38.8% increase compared to the third quarter of 2011. Year to date net income at September 30 was $4.65 million for 2012 as compared to $3.49 million for 2011, a 33.3% increase year over year. Earnings per share year to date are $1.04 compared to $0.78 in 2011. As we have reminded you in the past, we incurred $407 thousand in one-time pre-tax branch acquisition costs through the first three quarters of 2011 which have not recurred in 2012 and should be considered when analyzing the significant increase in earnings year over year.

The combination of the prolonged low interest rate environment, a modest resurgence in home sales, and an active team of dedicated employees is helping us generate record levels of home loans. Many of these loans are originated and subsequently sold to the secondary market to manage interest rate risk and to generate fee income. In 2012 income attributable to selling loans to the secondary market was $2.44 million compared to $990 thousand in 2011. While we are enjoying the benefit of the residential loan activity, we are also cognizant that some of this income is at risk should the environment change.

In the aftermath of the financial meltdown of 2008 and ensuing economic difficulties, there has been a movement to stiffen the regulation of financial institutions to prevent similar events in the future. Though perhaps well intentioned, the regulations promulgated and implemented to date have done little to insulate the economy from the risk taking of the very largest financial institutions, and rather have made the task of compliance very difficult for community banking companies. Of current concern is an internationally promulgated regulatory frame work known as Basel III. As originally proposed, Basel III was to apply to the largest, “Systemically Important Financial Institutions” in the United States. However, the proposals from our primary Federal regulators indicate that Basel III may apply to most banks and bank holding companies, including community banks such as Union. As proposed, Basel III redefines regulatory capital, requires higher levels of capital to be considered “well capitalized” and substantially changes the manner in which assets are risk weighted to calculate regulatory capital. Potentially, Basel III implementation could pose challenges to community

SHAREHOLDER ASSISTANCE AND INVESTOR INFORMATION
UNION BANK OFFICES (ATMS AT ALL BRANCH LOCATIONS)

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact JoAnn Tallman, Assistant Secretary at 802-888-6600 or contact our Transfer Agent at the address and phone number listed below:

VERMONT	MORRISVILLE	S. BURLINGTON
DANVILLE	20 Lower Main St. 802-888-6600	Loan Center 30 Kimball Ave. 802-865-1000
421 Route 2 East 802-684-2211
65 Northgate Plaza Route 100 802-888-6860
FAIRFAX		STOWE
Jct. Rtes. 104&128 802-849-2600		47 Park St. 802-253-6600	Transfer Agent:	Registrar & Transfer Company Attn: Stock Transfer Department 10 Commerce Drive Cranford, NJ 07016 Phone: 800-368-5948 Fax: 908-497-2318 E-mail: info@rtco.com
ST. ALBANS
HARDWICK	15 Mapleville Depot 802-524-9000	NEW HAMPSHIRE
103 VT Rte. 15 802-472-8100		GROVETON
	ST. JOHNSBURY	3 State Street 603-636-1611
JEFFERSONVILLE	364 Railroad St. 802-748-3131		NASDAQ Stock Market
44 Main Street 802-644-6600		LITTLETON	Ticker Symbol:	UNB
	325 Portland St. 802-748-3121	263 Dells Road 603-444-7136	Corporate Name:	Union Bankshares, Inc.
JOHNSON			Corporate Address:	20 Lower Main Street PO Box 667 Morrisville, VT 05661-0667
198 Lower Main St. 802-635-6600	Green Mtn. Mall 1998 Memorial Dr. 802-748-2454	76 Main Street 603-444-5321
			Investor Relations:	www.UnionBankVT.com
LYNDONVILLE		N. WOODSTOCK
183 Depot St. 802-626-3100		155 Main Street 603-745-2488

Third Quarter Financial Report				CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)
				ASSETS	September 30, 2012		September 30, 2011
DIRECTORS - UNION BANKSHARES, INC.		OFFICERS - UNION BANK		Cash and due from banks		$4,207		$5,133
		William J. Andreas-Vice President	Littleton	Federal funds sold & overnight deposits		30,873		25,425
Kenneth D. Gibbons-Chairman	David S. Silverman	Tracy Pierce Ash-Assistant Treasurer	Littleton	Interest bearing deposits in banks		19,634		20,194
Cynthia D. Borck	John H. Steel	Rhonda L. Bennett-Vice President	Morrisville	Investment securities		35,057		41,266
Steven J. Bourgeois	Schuyler W. Sweet	Jessica L. Bunnell-Residential Loan Officer	St. Johnsbury	Loans held for sale		15,318		4,242
Timothy W. Sargent	Neil J. Van Dyke	Stacey L.B. Chase-Assistant Treasurer	Morrisville	Loans, net		449,341		424,822
		Barbara J. Churchill-Assistant Treasurer	Morrisville	Reserve for loan losses		(4,556)		(4,186)
		Everett C. Comstock-Assistant Treasurer	Morrisville	Premises and equipment, net		10,328		8,952
DIRECTORS - UNION BANK		Jeffrey G. Coslett-Senior Vice President	Morrisville	Other real estate owned, net		1,451		658
		John Currier-Assistant Vice President	Groveton	Accrued interest & other assets		21,262		19,284
Kenneth D. Gibbons-Chairman	David S. Silverman	Michael C. Curtis-Vice President	St. Albans	Total Assets		$582,915		$545,790
Cynthia D. Borck	John H. Steel	Jennifer Degree-Assistant Treasurer	Morrisville	LIABILITIES & SHAREHOLDERS' EQUITY
Steven J. Bourgeois	Schuyler W. Sweet	Jessica Eastman-Assistant Treasurer	So. Burlington	Noninterest bearing deposits		$79,244		$75,528
Timothy W. Sargent	Neil J. Van Dyke	Peter J. Eley-SVP, Managing Trust Officer	Morrisville	Interest bearing deposits		277,504		239,296
		Don D. Goodhue-Vice President	Morrisville	Time deposits		148,068		156,701
		Melissa A. Greene-Assistant Vice President	Hardwick	Borrowed funds		25,756		26,017
OFFICERS - UNION BANKSHARES, INC.		Paul E. Grogan-Facilities Officer	Morrisville	Accrued interest & other liabilities		10,223		5,653
		Karyn J. Hale-Vice President	Morrisville	Common stock		9,848		9,847
Kenneth D. Gibbons-Chairman		Claire A. Hindes-Vice President	Morrisville	Additional paid-in capital		293		272
David S. Silverman-President & CEO		Robert D. Hofmann-Senior Vice President	Morrisville	Retained earnings		39,688		37,766
Marsha A. Mongeon-Vice President/Treasurer/CFO		Patricia N. Hogan-Vice President	Morrisville	Accumulated other comprehensive loss		(3,873)		(1,467)
John H. Steel-Secretary		Tracey D. Holbrook-Regional Vice President	St. Johnsbury	Treasury stock at cost		(3,836)		(3,823)
JoAnn A. Tallman-Assistant Secretary		Lura L. Jacques-Asst. VP, Trust Officer	St. Albans	Total Liabilities & Shareholders' Equity		$582,915		$545,790
		Lynne P. Jewett-Assistant Vice President	Morrisville	Standby letters of credit were $2,006,000 and $1,719,000 at September 30, 2012 and 2011, respectively.
		Stephen H. Kendall-Senior Vice President	Morrisville
REGIONAL ADVISORY BOARDS		Susan F. Lassiter-Vice President	Jeffersonville	CONSOLIDATED STATEMENTS OF INCOME (unaudited, in thousands)
		Christine S. Latulip-Regional Vice President	Littleton		Sept. 30, 2012	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011
NORTHERN NEW HAMPSHIRE		Edward L. Levite-Senior Loan Originator	So. Burlington		(3 months ended)		(9 months ended)
Joel S. Bourassa	Schuyler W. Sweet	Virginia M. Locke-Assistant Vice President	Littleton	Interest income	$6,355	$6,118	$18,736	$17,350
Stanley T. Fillion	Norrine A. Williams	Carrie R. Locklin-Assistant Vice President	Morrisville	Interest expense	815	1,016	2,578	2,979
		Robyn A. Masi-Vice President	Stowe	Net interest income	5,540	5,102	16,158	14,371
		Sherrie A. Menard-Assistant Vice President	Morrisville	Provision for loan losses	150	150	510	450
ST. ALBANS		Marsha A. Mongeon-Sr. Vice President, CFO	Morrisville	Net interest income after	5,390	4,952	15,648	13,921
Steven J. Bourgeois	Daniel J. Luneau	Karen Carlson Noyes-Vice President	Morrisville	provision for loan losses
Coleen K. Kohaut	Samuel H. Ruggiano	Barbara A. Olden-Vice President	St. Johnsbury	Trust income	154	132	460	403
		Deborah J. Partlow-Asst. VP, Sr. Trust Officer	Morrisville	Noninterest income	2,734	1,880	6,499	4,657
		Bradley S. Prior-Assistant Treasurer	Morrisville	Noninterest expenses:
ST. JOHNSBURY		Craig S. Provost-Vice President	Stowe	Salaries & wages	2,235	2,100	6,704	5,722
Dwight A. Davis	Justin P. Lavely	Robert J. Richardson-Vice President	Morrisville	Pension & employee benefits	968	790	3,083	2,386
Rosemary H. Gingue	Nancy J. Poulos	Lesley S. Russ-Assistant Treasurer	Morrisville	Occupancy expense, net	252	276	881	827
		David S. Silverman-President & CEO	Morrisville	Equipment expense	396	319	1,082	882
		Judy R. Smith-Vice President	St. Albans	Other expenses	1,894	1,660	5,099	4,917
ALL: David S. Silverman		John H. Steel-Secretary	Morrisville	Total	5,745	5,145	16,849	14,734
		Curtis C. Swan-Assistant Vice President	Fairfax	Income before taxes	2,533	1,819	5,758	4,247
		JoAnn A. Tallman-Assistant Secretary	Morrisville	Income tax expense	552	392	1,112	761
		Francis E. Welch-Assistant Vice President	Morrisville	Net income	$1,981	$1,427	$4,646	$3,486
		Martha J. Wilkins-Assistant Treasurer	Lyndonville	Earnings per share	$0.44	$0.32	$1.04	$0.78
		Lorraine G. Willett-Assistant Vice President	Morrisville	Book value per share			$9.45	$9.56